UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Loan Agreement

The Loan.

On March 30, 2026, Perfect Moment Ltd. (the “Company” or the “Borrower”) entered into a loan agreement (the “Loan”) with X3 Higher Moment Fund LLC as agent for X3 Higher Moment Fund LLC (“X3”) and Krane Capital, LLC (“Krane Capital” and together with X3 the “Lenders”) from time to time party thereto (in such capacity, the “Agent”) in an aggregate principal amount of $10,000,000. The Loan shall be irrevocably and unconditionally guaranteed (the “Guaranty”) on a joint and several basis by the material subsidiaries of the Borrower, consisting of on the date hereof:

i.	Perfect Moment (UK) Limited, a United Kingdom corporation (“PMUK”);
ii.	Perfect Moment Asia Limited, a Hong Kong corporation (“PMA”);
iii.	Perfect Moment International AG (“PMI”); and
iv.	Perfect Moment USA Inc., a Delaware corporation (“PMUSA” and, collectively, the “Guarantors”).

The Lenders will be entitled to assign all or a portion of its exposure under the Loan or to sell participations therein pursuant to customary conditions in the Loan.

Term of the Loan.

The Loan shall terminate, and all amounts outstanding thereunder shall be due and payable in full, twenty-four (24) months from the Closing Date (the “Maturity Date”).

Interest.

Interest shall be calculated on the daily outstandings of the Loan from the Closing Date at a fixed rate of 12.0% per annum, computed on the basis of a 360-day year for the actual number of days elapsed, payable monthly in cash in arrears. If any Event of Default has occurred and is continuing, then the otherwise applicable Interest Rate shall be increased by 5.0% per annum.

Security.

The Loan shall be secured by a first priority, perfected lien on and security interest in all or substantially all of the existing and future assets of the Borrower and the Guarantors, subject to the customary exceptions and exclusions for a facility of this type. This security for the Loan is memorialized in a Security Agreement and a Pledge Agreement.

The Use of Proceeds.

The proceeds of the Loan shall be used to fund the repayment of the $3,389,960.00 promissory note between Max Gottschalk and the Borrower dated August 8, 2025, as amended, to fund the repayment of the $1,700,000.00 promissory note between Max Gottschalk and Jane Gottschalk and the Borrower dated August 18, 2025, as amended, and on an on-going basis to fund working capital expenditures relating to the operations of the Borrower’s ordinary business activities.

Commitment Fee.

Commencing on the Closing Date, a commitment fee of 1.50% per annum shall be payable on the daily unused portions of the Loan, payable monthly in cash in arrears.

Mandatory Prepayments.

The Loan shall contain mandatory prepayments customary for transactions of this type, including in connection with incurrences of indebtedness not permitted in the agreement or asset sales, subject to customary exceptions and limitations.

Conditions to All Credit Extensions.

Each credit extension under the Loan (including the initial funding thereunder) will be subject to conditions customary for transactions of this type, including, without limitation, accuracy of all representations and warranties; absence of any default or event of default; absence of any event that could reasonably be expected to have a material adverse effect; absence of a cash sweep event; no key person event has occurred and is continuing; and receipt of such other documents, certificates or information as the Lender shall have reasonably requested.

Representations and Warranties.

Customary for transactions of this type and for a borrower of the Borrower’s size and credit quality, including without limitation, representations and warranties as to status and due organization, good standing, power and authority; due authorization, execution, delivery and enforceability; governmental and third party consents and approvals; no violation of law, regulation, judgments, organizational documents or agreements, no incurrence of additional indebtedness, and no creation of liens; accuracy of financial statements and no material adverse change; no litigation; environmental matters; compliance with laws and material agreements; not an investment company or subject to regulation restricting the transactions; tax matters; margin regulations; use of proceeds; center of main interests and establishments; ERISA; DAC6; Pensions Act 2004; ownership of assets; insurance; intellectual property; accuracy of disclosure; absence of labor disputes; identification of subsidiaries; solvency; deposit accounts; collateral matters; material agreements; Patriot Act and sanctions compliance.

Covenants.

Customary for transactions of this type and for a borrower of the Borrower’s size and credit quality (with customary qualifications and mutually agreeable exceptions to negative covenants), including typical negative covenants restricting investments, additional debt and liens, restricted payments and sales of assets, and typical affirmative covenants including compliance with laws, financial and informational reporting requirements.

Events of Default.

Customary for transactions of this type and for a borrower of the Borrower’s size and credit quality (with customary notice and cure periods), including, without limitation, the following: payment default; breach of representations in any material respect; breach of covenants; cross-default to material indebtedness; bankruptcy; ERISA; material judgments; change in control; termination or invalidity of guaranty, or security documents; and defaults under other loan documents; any defaults under material contracts; change in ownership of the Borrower or any Guarantor; criminal indictments; or material adverse effects.

The X3 Warrants.

In connection with the Loan, the Company will issue to X3 warrants (the “X3 Warrants”) to purchase 1,864,753 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.46822 per share. The X3 Warrants shall expire at 5:00 p.m., Eastern time, on August 27, 2028. The X3 Warrants will be issued to X3 on or before May 8, 2026.

The foregoing descriptions of the Senior Secured Revolving Loan, the Guaranty, the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement and the X3 Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Senior Secured Revolving Loan, the Guaranty, the Security Agreement, the Pledge Agreement and the form of the X3 Warrant filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and Exhibit 4.1, hereto and incorporated by reference herein.

The New Equity Investment

On March 30, 2026, the Company entered into a Securities Purchase Agreement (the “SPA”) with Krane Capital to issue and sell (i) 6,060,606 shares (the “Shares”) of Common Stock and (ii) warrants (the “Krane Warrants”) to purchase up to 8,276,944 shares of Common Stock, at an exercise price of $0.40 per share. The Krane Warrants shall expire at 5:00 p.m., Eastern time, on August 27, 2028. The purchase price of the Shares is $0.33 per share. The SPA contains customary representations, warranties and agreements of the Company, customary conditions to closing and obligations of the parties. The Shares and the Krane Warrants will be issued to Krane Capital on or before May 8, 2026.

The Shares, the X3 Warrants and the Krane Warrants will be issued upon the closing of the SPA and will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

In connection the above, the Company, X3 and Krane Capital entered into a Registration Rights Agreement pursuant to which the Company agreed to register the Shares, the shares of Common Stock underlying the X3 Warrants and shares of Common Stock underlying the Krane Warrants.

The foregoing descriptions of the SPA, Registration Rights Agreement, and the Krane Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, Registration Rights Agreement, and form of the Krane Warrants filed as Exhibit 10.6, Exhibit 10.7 and Exhibit 4.2, respectively, hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Senior Secured Revolving Loan, the Guaranty, the Security Agreement, the Pledge Agreement and the X3 Warrant set forth under Item 101 of this report is incorporated herein by reference under this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure regarding the X3 Warrants to be issued to X3 pursuant to the Loan and the Shares and Krane Warrants to be issued to Krane Capital pursuant to the SPA as set forth under Item 1.01 of this report is incorporated herein by reference under this Item 3.02.

Item 7.01 Regulation FD Disclosure

On March 30, 2026, the Company issued a press release announcing the entry into the Loan and the entry into the SPA and Registration Rights Agreement as disclosed in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
4.1	Form of X3 Warrant
4.2	Form of Krane Warrant
10.1	Loan Agreement, dated March 30, 2026 by and between Perfect Moment Ltd. and X3 Higher Moment Fund LLC
10.2	Guaranty
10.3	Security Agreement, dated March 30, 2026 by and between Perfect Moment Ltd. and X3 Higher Moment Fund LLC
10.4	Pledge Agreement, dated March 30, 2026 by and between Perfect Moment Ltd. and X3 Higher Moment Fund LLC
10.5	Intellectual Property Security Agreement, dated March 30, 2026 by and between Perfect Moment (UK) Limited and X3 Higher Moment Fund LLC
10.6	Securities Purchase Agreement dated March 30, 2026 by and between Perfect Moment Ltd. and X3 Higher Moment Fund LLC
10.7	Form of Registration Rights Agreement by and between Perfect Moment Ltd., X3 Higher Moment Fund LLC and Krane Capital Management LLC
99.1	Press Release dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	PERFECT MOMENT LTD.

	By:	/s/ Jane Gottschalk
Jane Gottschalk
President